MANAGEMENT SERVICES AGREEMENT



      This Agreement, dated November 30, 1997, is by and between CHECKERS DRIVE-IN RESTAURANTS, INC., a Delaware corporation ("Checkers"), and RALLY'S HAMBURGERS, INC., a Delaware corporation ("Rally's").

                           Background of the Agreement

      Checkers is skilled and experienced in operating double-drive-through fast-food restaurants. Rally's is engaged in owning, operating and franchising double-drive-through restaurants (the "Rally's Restaurants") and believes that it would be beneficial to it and to its stockholders, by reducing overhead costs and gaining Checkers special skills, to engage Checkers to provide to the Rally's Restaurants the services described on Exhibit A attached hereto and incorporated herein by this reference (the "Services"). Checkers is willing to act as such manager in the terms and conditions herein contained and, as a consequence, the parties are entering into this Agreement in order to set forth the terms on which such Services are to be provided.

                                    Agreement

      NOW THEREFORE, in consideration of the mutual warrants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed by the parties hereto as follows:

      1. Services. During the term of this Agreement, Checkers shall provide to Rally's all of the Services for the Restaurants which are owned by Rally's (the "Owned Restaurants"), subject to the terms and conditions specified in this Agreement, and shall provide corporate purchasing services (the "Purchasing Services") to the Restaurants which are franchised by Rally's (the "Franchised Restaurants") which allow the Franchised Restaurants to purchase food and paper products, small wares and equipment on substantially the same terms that such products may be purchased by the Owned Restaurants. Checkers agrees and acknowledges that, subject to Section 6 below, certain information received by Rally's from Checkers in connection with Checkers performing the Services hereunder may be disclosed to franchises of Rally's provided, however, that Checkers shall have no obligation to provide any services to the Franchised Restaurants other than Purchasing Services. Checkers is expressly authorized to provide the Services (including the Purchasing Services with respect to Franchised Restaurants), in any reasonable manner it deems appropriate to meet the day-to-day requirements of the business and administrative aspects of Rally's' operation of the Owned Restaurants which shall be consistent with the services provided to the restaurants owned and operated by Rally's itself (the "Rally's Restaurants"). Notwithstanding anything herein to the contrary, (i) Checker's shall not be obligated to perform the Services for the Owned Restaurants or the Franchised Restaurants that is in a manner different from the manner which Rally's provides the Services for the Rally's Restaurants, (ii) Checker's shall not be obligated to perform Services for the Owned Restaurants that Rally's does not perform for Rally's Restaurants, (iii) Checkers shall not be liable for any direct, indirect or consequential damages suffered or incurred by Rally's or to any third party, including, without limitation, lost profits arising from or relating to any breach by Checkers of its obligations hereunder absent a finding in a final judgment of a court of competent jurisdiction that such damages proximately resulting from the bad faith, gross negligence or willful misconduct
                                        1
of Checkers or its agents. Specifically excluded from the service to be provided hereunder are marketing and franchise operations services.

      2. Term. The term of this Agreement will commence on the date hereof and will terminate or expire on the earlier of (a) seven (7) years from the date hereof; (b) a breach of a material provision of this Agreement by either party which is not cured by such party within 30 days of receipt of notice from the non-breaching party; (c) the entry of any judgment, order, injunction or decree of any court, arbitrator or governmental agency which would cause the provision of the Services to be in conflict with or in violation of any such judgment, order, injunction or decree; or (d) the mutual consent of the parties; provided, however, that unless the parties otherwise agreement, (i) Rally's shall continue to provide the Purchasing Services to the Owned Restaurants through the end of their respective lease terms on the same terms as set forth herein and (ii) Rally's shall continue to provide the Purchasing Services to the Franchised Restaurants until the expiration or termination of the existing franchise agreement for such Franchised Restaurant.

      3. Transition of Services. Checkers and Rally's shall mutually and immediately undertake to develop and implement a plan (the "Plan") designed to ensure a smooth transition of the Services to be performed by Rally's.

      4.   Compensation.

           4.1. In consideration for the Services provided hereunder Rally's agrees to pay to Checkers fees for the Services (the "Service Fee") for each regular four-week accounting period (each, an "Accounting Period") in accordance with the schedule of fees attached hereto as Exhibit B and incorporated herein by this reference. The ratio utilized in calculative the Service Fee shall be re-computed at the beginning of each fiscal quarter based upon the then current data.

           4.2. In addition to the payment of the Service Fee as specified in paragraph 4.1 above. Rally's shall be responsible for the payment of any and all actual out-of-pocket costs and expenses incurred by or on behalf of Checkers and paid to any third party in connection with the Services to be provided hereunder and the operation of the Owned Restaurants and shall reimburse Checkers for such costs and expenses incurred by or on behalf of Checkers or its affiliates in connection with the services rendered hereunder, including, without limitation, costs of replacement equipment, travel expenses, year-end employee accounting reporting matters (for example, Form 1099's, W-2's, etc.) and legal and accounting and other professional fees and expenses. All such expenses which exceed $1,000.00 must be approved by Rally's prior to incurring such expense.

           4.3. In addition to the Service Fee described in Paragraph 4.1 above and reimbursement of out of pocket expenses described in Paragraph 4.2 above, Rally's shall be responsible to pay an amount equal to a prorata portion (based on Corporate Store Ratio) of book depreciation of any new assets acquired by Checkers which benefit Checkers but are necessary to provide the services described herein. The cost of any assets acquired by either party hereto for its own exclusive use shall be borne by the party acquiring such asset.

           4.4. Checkers shall calculate all Service Fees and expense reimbursements due to Checkers for each Accounting period hereunder, all of which shall be paid by Rally's within ten (10) days after receipt of Checkers invoice.

      5.   Indemnification.

           5.1. Such party (the "Indemnifying Party") shall indemnify, hold harmless and defend the other and its affiliates, and the respective officers, directors, shareholders and employees of such other, and such affiliates (individually an "Indemnified Party" and collectively the "Indemnified Parties"), from and against any and all liabilities, losses, judgments, damages, demands, claims, causes of action or any other legal or government proceedings, or any settlement thereof, and any and all costs and expenses (including reasonable attorneys' fees), whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of any intentional or willful misconduct, or the gross negligence, of the Indemnifying Party or any of its officers or management employees in connection with its performance of its material covenants hereunder.

           5.2. Promptly after being informed of, or learning of, any demand, claim, cause of action, proceeding or other matter (a "Claim") for which it may be entitled to indemnity hereunder, an Indemnified Party shall give written notice of the Claim to the Indemnifying Party, stating the nature and basis of the Claim and the amount thereof, to the extent known by the Indemnified Party; provided, however, that the failure to give such notice shall not relieve the Indemnifying Party of its obligations except if and to the extent it is materially prejudiced by such failure. The Indemnifying Party shall have the right, at its option, to defend, at its own expense and by counsel reasonably acceptable to the Indemnified Parties against any such Third Party Claim; provided that if the Indemnifying Party fails to do so within ten (10) days after being notified or otherwise learning of the Claim, the Indemnified Parties shall be entitled (i) to defend the Claim with counsel of its own choosing, at the expense of the Indemnifying Party (which shall pay such expenses, including the reasonable fees and expenses of such counsel, as and when they are incurred by the Indemnified Parties); and (ii) to settle or compromise the Claim without the consent of the Indemnifying Party. In no event shall any Indemnifying Party compromise or settle any Claim without the consent of the Indemnified Parties, unless the terms of the settlement or compromise provide for a general and unconditional release of the Indemnified Parties from the Claim and does not require the payments of any sums by, does not place any restrictions or imposes any covenants on, and does not require or provide for any admission of any liability on the part of, any Indemnified Party.

      6.   Confidential and Proprietary Information.

           6.1. Checkers shall (a) maintain in strict confidence and not disclose any Confidential Information of Rally's without Rally's' express written authorization; (b) not use any Confidential Information in any way to the direct or indirect detriment of Rally's; and (c) ensure that its affiliates and advisors who have access to any of such Confidential Information shall comply with these nondisclosure obligations and use restrictions; provided, however, that Checkers may disclose Confidential Information to those of its representatives who need to know Confidential Information for the purposes of this Agreement, subject to the following conditions: (a) such representatives shall be informed of the confidential nature of the Confidential Information;
(b)
such Representative shall agree to be bound by this Section and shall be directed by Checkers not to disclose to any other person any Confidential Information; and (c) Checkers shall be responsible for any breach of this Section by any of its representatives.

           6.2. If Checkers is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands, or similar processes) to disclose or produce any Confidential Information furnished in the course of its dealings with Rally's or its advisors or representatives, Checkers shall (a) provide Rally's with prompt notice thereof and copies, if possible, and, if not, a description, of the Confidential Information requested or required to be produced so that Rally's may seek an appropriate protective order or waive compliance with the provisions of this Section and (b) consult with Rally's as to the advisability of Rally's taking legally available steps to quash or narrow such request. Checkers further agrees that, if in the absence of a protective order or the receipt of a waiver hereunder Checkers is nonetheless, in the written opinion of its legal counsel, compelled to disclose or produce Confidential Information of Rally's to any tribunal legally authorized to request and entitled to receive such Confidential Information or to stand liable for contempt or suffer other censure or penalty. Checkers may disclose or produce such Confidential Information to such tribunal without liability hereunder, provided, however, that Checkers shall give Rally's written notice of the Confidential Information to be so disclosed or produced as far in advance of its disclosure or production as is practicable and shall use its best efforts to obtain, to the greatest extent practicable, an order or other reliable assurance that confidential treatment will be accorded to such Confidential Information so required to be disclosed or produced.

           For purposes of this Section 6, the term "Confidential Information" shall mean any information of Rally's (whether written or oral), including all notes, studies, information, forms, business or management methods, formulae, recipes, marketing data, or trade secrets or know-how of Rally's, whether or not such Confidential Information is disclosed or otherwise made available to one party by the other party pursuant to this Agreement or otherwise. Confidential Information shall also include the terms and provisions of this Agreement. Confidential Information does not include, however, any information that (i) is or becomes generally available to and known by the public (other than as a result of the disclosure directly or indirectly by the receiving party or its affiliates, advisors or representatives that is not permitted by this Agreement or the consent of the furnishing party); (ii) has already been or is hereafter independently acquired or developed by the receiving party without violating any confidentiality agreement with or other obligation of secrecy to the furnishing party; or (iii) information which a party has determined, after consultation with its legal counsel, that it is required to disclose by laws or government regulations applicable to it.

      7.   General Provisions.

           7.1. In providing the Services hereunder, Checkers shall not be required to make any financial commitments or expend any of its own funds, except under arrangements reasonably satisfactory to Checkers which will assure Checkers of prompt reimbursement by Rally's.

           7.2. Checkers and its representatives shall have authority to act on behalf of Rally's to the extent reasonably required to perform the Services called for by this Agreement. In particular, representatives of Checkers shall be authorized to sign purchase orders in the name of Rally's. Rally's shall at all times have designated personnel available for consultation by Checkers in respect of the Services to be provided hereunder, which personnel shall have full authority to make any determinations necessary in connection with such Services. Checkers shall be fully protected in relying upon any authorizations or instructions received by Checkers from any such personnel who shall have been so authorized in writing by Rally's to act hereunder.

           7.3. Rally's acknowledges that Checkers is entering into this Agreement at the request of Rally's, and that Checkers has made no representation or warranty that the Services will enable Rally's to achieve any projected level of sales or profits or that any of the products or services ordered by Checkers from third parties on behalf of Rally's will be purchased at or below the prices projected by Rally's. Furthermore, Checkers has made no representation or warranty as to the quality or timeliness of delivery with respect to any products or services ordered by Checkers from third parties on behalf of Rally's pursuant hereto. The foregoing shall not, however, limit the obligation of Checkers to provide, or cause to be provided, the Services as called for hereunder in a good faith, diligent manner.

           7.4. The parties hereto acknowledge that each owns and maintains its own assets such as office furniture and equipment. Except as specifically set forth herein, there will be no fees charged for the use of such assets by either party.

      8. Relationship of Parties. Except as specifically provided herein, neither party shall act or represent or hold itself out as having the authority to act as an agent for or partner of the other party, or in any way bind or commit the other party to any obligations. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party being individually responsible only for its obligations as set forth in this Agreement.

      9. Force Majeure. If Checkers is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of fire, flood, storm, strike, lockout or other labor trouble, riot, war, rebellion or other causes beyond the reasonable control of Checkers or other acts of God, then upon written notice to Rally's, the affected provisions and/or other requirements of this Agreement shall be suspended during the period of such disability and Checkers shall have no liability to Rally's in connection therewith. Checkers shall make all reasonable efforts to remove such disability as soon as reasonably practicable but in no event later than thirty days after the occurrence of such disability.

      10.  Miscellaneous.

           10.1. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the matters referred to herein, and supersedes all prior agreements and understandings of the parties relating to such matters.

           10.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

           10.3. Amendment. This Agreement may be amended only by a written document signed by the parties hereto.

           10.4. Notices. Any notices hereunder shall be in writing and shall be effective upon receipt (by delivery, telex, telefax or similar electronic communication), or three business days after having been sent, by certified or registered mail, postage prepaid, addressed to the parties as follows:

                 If to Checkers:

                 Checkers Drive-In Restaurants, Inc.
                 P.O. Box 1079
                 Clearwater, Florida  34617-1079
                 Attention:  James Holder, Esq.

                 If to Rally's:

                 Rally's Hamburgers, Inc.
                 600 Cleveland Street
                 8th Floor
                 Clearwater, Florida  34617
                 Attention:       Joseph N. Stein

           Either party may change its address for notices by written notice as provided above.

           10.5. Assignment. Neither party may assign this Agreement without the prior written consent of the other, except that Checkers may assign this Agreement to any wholly-owned subsidiary, but no such assignment shall release Checkers from its obligations set out in Section 6. Except as provided in the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, and any corporation into which or with which a party may be liquidated, merged or consolidated.

           10.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day first above written.



                                          CHECKERS DRIVE-IN RESTAURANTS, INC.


                                          By:  /s/ James T. Holder
                                          --------------------------------------
                                               Senior Vice President       Title


                                          RALLY'S HAMBURGERS, INC.


                                          By: /s/ Joseph N. Stein
                                          --------------------------------------
                                          Chief Financial Officer          Title

                                    EXHIBIT A
                             SERVICES TO BE PROVIDED


o     Executive Services:

      o Provide executive management and oversight to various departments performing services under this management agreement

o     Travel Service:

      o Provide travel, lodging and transportation arrangements including hotel, flight and car rental needs

o     Legal (in hours):

      o Provide traditional in-house legal services including engagement of outside counsel and general legal advice and support to all company departments
      o    Litigation and case management services
      o    Real estate and other transactional services
      o    Contract negotiation and documentation
      o    Documentation of Franchise work-outs

o     Real Estate & Construction Services:

      o    Site selection for new sites
      o    Administration of existing leases, including renewals
      o    Disposition of excess properties
      o Construction manager, including new site relocations and other projects (including dining room additions)
      o    Facilities maintenance supervision (R&M)

o     Franchise Administration:

      o    Maintenance and enforcement of franchise agreements
      o    Prepare UFOC updates including regulatory filings and compliance
      o    Provide franchise workout assistance
      o    Assist in franchise "town hall" and "business exchange" meetings

o     Franchise Sales and Development:

      o    Develop sales kits
      o Pursue new franchisees through tradeshows, cold calls and solicitations, etc.
      o Provide turnkey management of new franchisee screenings, approvals and integration

o     Human Resources:

      o All Functions of HR except that Rally's would recruit and train its own Management Personnel

      o Assist in the initial response to employee grievances; provided, however, that in no event shall such services include legal representation, whether by in-house or outside counsel, for any legal or administrative claims brought by employees or third parties

      o    Workers' Compensation Investigations
      o    Public Accidents
      o    Safety Program
      o    Source Unit Liability Insurance
      o    Source Workers' Compensation Insurance

o     Training:
      o Maintaining and updating all Materials, handbooks, Training Materials, etc.

o     Treasury; Tax; Internal Audit; Loss Prevention:

      o    Process Personal Property Statements, as required
      o    Reconcile Bank Statements
      o    Reconcile Bank Card Deposits
      o    Sales Tax
      o    Licenses o Federal and State Tax Return Preparation
      o    Company and Franchise Restaurant Audit Services
      o Loss Prevention Services, including Analysis and Management of Surveillance Equipment Installation and Maintenance
      o    Collection and Tracking of Royalties

o     Restaurant Quality Assurance:

      o    Develop and maintain restaurant quality assurance programs

o     Research and Development:
      o    Product and Recipe Development

o     Accounting Functions:

      o    Track & verify that Daily Sales Deposits are made in a timely manner
      o    Issue Daily Sales Tracking Report
      o    Bill and track Accounts Receivable
      o    Process and Verify Daily Sales Activities

      o    Issue Monthly Sales Reports to Landlords
      o    Maintain Depreciation Schedules
      o    Issue Weekly P&L's
      o    Provide Detail Back-Up for period P&L's
      o    Review Purveyor Statements and Request Past Due Invoices
      o    Tickle Payments

o     Payroll:

      o    All Payroll Functions
      o    Bonus Calculations and Payments
      o    Employee Benefits
      o    Medical, Life & Disability Insurance
      o    1099 & W-9's
      o    Forms and supply orders - All Restaurants/Corporate Office

o     Accounts Payable:

      o    Process Accounts Payable, Including Prior Payment of Invoices
      o    Issue Accounts Payable Checks
      o    Issue Back-up for Accounts Payable Checks
      o    Review Vendor Statements and Request Past Due Invoices
      o    Issue Standard Payments; i.e., Building Rent, CAM, Miscellaneous
      o    Track and Calculate and Issue Sales Tax Reports and Payments
      o    Track and Issue Personal and Real Property Tax Payments
      o    Calculate and Track Percentage Rent Liabilities and Payments

o     Information Technology:

      o    Maintenance of POS system
      o Maintenance of Park City back office system (including any replacement)
      o Maintenance of all corporate systems (including general ledger and related programs and EIS programs)
      o    Development of systems reasonably requested by Rally's management
      o    Restaurant polling process administration
      o    Administration of all telecommunication and network services

o     Financial and Planning:

      o    Provide corporate and restaurant budgeting services
      o    Provide ROI analysis
      o    Provide operational and marketing analytical support

o     Purchasing:

      o    Regular purveyor quality assurance visits and documentation
      o    All Food and Paper Products, Smallwares and Equipment

o     Regional Operations Support:

      o    Provide operational management guidance for corporate stores
      o    Includes Chief Operating Officer and Regional Vice President support

o     Corporate Overhead Support:

      o    Use of facilities at Clearwater, Florida office
      o Includes rent, utilities, supplies, phone service and other general corporate costs
      o    Management of leases and equipment purchasing
      o    Communication services

                                    EXHIBIT B
                                SCHEDULE OF FEES

      Service Area                                    Fee                                        Effective  Date
      ------------                                    ---                                        ---------------

Executive Services                                    Actual Cost x Corporate
                                                        Store Ratio                              12/31/97

Travel Services                                       Same                                       12/31/97

Legal (in-house)                                      Actual Cost x Corporate
                                                        Same Ratio                               12/31/97

Real Estate & Construction Services                   Same                                       1/27/98

Franchise Administration                              Actual Cost x Franchise
                                                        Store Ratio                              12/31/97

Franchise Sales and Development                       Same                                       1/27/98

Human Resources                                       Actual Cost x Corporate
                                                        Store Ratio                              1/27/98

Training                                              Same                                       1/27/98

Treasury; Tax; Internal Audit;
  Loss Prevention                                     Same                                       1/27/98

Restaurant Quality Assurance                          Same                                       1/27/98

Research and Development                              Same                                       1/27/98

Accounting Functions                                  Same                                       1/27/98

Payroll                                               Same                                       1/27/98

Accounts Payable                                      Same                                       1/27/98

Information Technology                                Same                                       1/27/98

Financial Planning                                    Same                                       1/27/98

Purchasing                                            Same                                       2/26/98


                                       B-1



Regional Operations Support                           Same                                       2/26/98

Corporate Overhead Support                            Actual Cost x (Checkers
                                                      corporate employees
                                                      supporting Rally's/Checkers
                                                      total corporate employees)                 1/27/98


"Corporate Store Ratio" is the ratio of all Rally's stores (including JVs) to all stores (including JVs) of Checkers and Rally's combined.

"Franchise Store Ratio" is the ratio of all Rally's franchised stores to all franchised stores of Checkers and Rally's combined.





                                       B-2